Exhibit 3.2
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ENTRATA, INC.
Entrata, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1.    The name of the Corporation is Entrata, Inc. The Corporation was incorporated under the name Property Solutions International, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on July 11, 2003.
2.    This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which amends, restates, and further integrates the certificate of incorporation of the Corporation as heretofore in effect, has been approved by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with Sections 242 and 245 of the DGCL, and has been adopted by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.
3.    The text of the certificate of incorporation of the Corporation, as heretofore amended, is hereby amended and restated by this Certificate of Incorporation to read in its entirety as set forth in EXHIBIT A attached hereto.
IN WITNESS WHEREOF, Entrata, Inc. has caused this Certificate of Incorporation to be signed by a duly authorized officer of the Corporation, on        , 2026.

Entrata, Inc., a Delaware corporation

By:
Name:
Title:

EXHIBIT A
ARTICLE I
The name of the corporation is Entrata, Inc. (the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.
ARTICLE IV
The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 2,400,000,000 shares, consisting of 2,000,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), 150,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), 150,000,000 shares of Class C Common Stock, par value $0.001 per share (“Class C Common Stock” and together with the Class A Common Stock and Class B Common Stock, the “Common Stock”), and 100,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).
The number of authorized shares of Class A Common Stock, Class C Common Stock, or Preferred Stock may be increased or decreased (but not below (i) the number of shares thereof then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 7 of Part A of Article V) without a separate class vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. The Corporation shall not, prior to the Sunset Date (as defined herein), without the prior affirmative vote of the holders of at least a majority of the then-outstanding shares of Class B Common Stock, voting separately as a class, increase or decrease the number of authorized shares of Class B Common Stock, in addition to any other vote required by a nonwaivable provision of the DGCL or this Certificate of Incorporation.
Upon the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each share of common stock, par value $0.001 per share, issued and outstanding or held in treasury immediately prior to the Effective Time (“Old Common Stock”) shall be automatically reclassified as, and shall become, one (1) validly issued, fully paid and non-assessable share of Class A Common Stock without any further action by the Corporation or the holder of such shares of Old Common Stock (the “Reclassification”). Each stock certificate representing shares of Old Common Stock (an “Old

Certificate”) shall thereafter be deemed to represent the number of shares of Class A Common Stock as to which such shares have been reclassified pursuant to the Reclassification, until the same shall be surrendered to the Corporation. Any holder of an Old Certificate may surrender the Old Certificate to the Corporation and such holder’s shares shall thereafter be issued in uncertificated form. The Reclassification shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Old Common Stock and all references to the Old Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Old Common Stock shall be deemed to be references to the Class A Common Stock or options or rights to purchase or acquire shares of Class A Common Stock, as the case may be.
ARTICLE V
The designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:
A.    Common Stock.
1.    Voting. Except as otherwise provided herein or expressly required by a nonwaivable provision of the DGCL, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, each holder of Class A Common Stock, as such, shall have one (1) vote per share of Class A Common Stock held of record by such holder, each holder of Class B Common Stock, as such, shall have ten (10) votes per share of Class B Common Stock held of record by such holder, and each holder of Class C Common Stock, as such, shall have no votes with respect to shares of Class C Common Stock held of record by such holder, in each case, as of the record date for determining stockholders entitled to vote at such meeting or on such matter; provided, however, that, except as otherwise required by law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation (as defined herein)) or pursuant to the DGCL. Except as otherwise provided herein or required by a nonwaivable provision of the DGCL, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation generally. Prior to the Sunset Date, the Corporation shall not, without the prior affirmative vote of the holders of Class B Common Stock representing a majority of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with, or otherwise alter, any provision of this Certificate of Incorporation relating to the voting, conversion or other rights, powers or restrictions of the Class B Common Stock, reclassify any outstanding shares of Class A Common Stock or Class C Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or, in the case of Class A Common Stock, the right to have more than one (1) vote per share and, in the case of Class C Common Stock, the right to have any vote per share, except as required by a nonwaivable provision of the DGCL. There shall be no cumulative voting.
2.    Dividend Rights. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, shares of Common Stock shall be treated equally, identically, and ratably, on a per share basis, with respect to any dividends as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), and holders of Class C Common Stock shall be entitled to receive shares of Class C Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend per share of Class A Common Stock, Class B Common Stock, or Class C Common Stock (whether in the amount of such dividend payable per share, the form in which such dividend is payable, the timing of the payment, or otherwise) if such disparate dividend is approved by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock, each voting separately as a class.
3.    Subdivisions, Combinations, or Reclassifications. Shares of Class A Common Stock, Class B Common Stock, or Class C Common Stock may not be subdivided, combined, or reclassified unless the shares of the other classes are concurrently therewith proportionately subdivided, combined, or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the then-outstanding Class A Common Stock, Class B Common Stock, and Class C Common Stock on the record date for such subdivision, combination, or reclassification; provided, however, that shares of one such class may be subdivided, combined, or reclassified in a different or disproportionate manner if such subdivision, combination, or reclassification is approved by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock, each voting separately as a class.
4.    Liquidation, Dissolution, or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution, or winding up is approved by the affirmative vote of the holders of a majority of the then-outstanding shares of Class A Common Stock, Class B Common Stock, and Class C Common Stock, each voting separately as a class. A consolidation, reorganization, merger or conversion of the Corporation with any other Person or Persons (as defined below), or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Section 4 of Part A of Article V.
5.    Conversion.
5.1.    Optional Conversion of Class B Common Stock or Class C Common Stock. Subject to the terms of Subsection 5.4 of this Part A of Article V as it relates to the optional conversion of Class C Common Stock, each share of Class B Common Stock and each share of Class C Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation (an “Optional Class A Conversion Event”). Before any holder of Class B Common Stock or Class C Common Stock shall be entitled to convert any shares of Class B Common Stock or Class C Common Stock, as applicable, into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock or Class C Common Stock, as applicable, and shall provide written notice to the Corporation at its principal corporate office, of such conversion election and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock or Class C Common Stock, as applicable, are so converted are to be issued (if such shares of Class A Common Stock are certificated) or (ii) in which such shares of Class A Common Stock are to be registered in book-entry form (if such shares of Class A Common Stock are uncertificated). If the shares of Class A Common Stock into which the shares of Class B Common Stock or Class C Common Stock are to be converted are to be issued in a name or names other than the name of the holder of the shares of Class B Common Stock or Class C Common Stock, as applicable, being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon such conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated). Unless a later time and date, or a later event upon which such conversion shall be contingent, is otherwise specified by the holder in the written notice of conversion election as required by this Subsection 5.1 of Part A of Article V, such conversion shall be deemed to be effective immediately prior to the close of business on the date of receipt by the Corporation of such notice and, if applicable, certificates for the shares of Class B Common Stock or Class C Common Stock, as applicable, to be converted, the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding as of such time, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of such time. Notwithstanding anything herein to the contrary, shares of Class B Common Stock or Class C Common Stock represented by a lost, stolen, or destroyed stock certificate may be converted pursuant to an Optional Class A Conversion Event if the holder thereof notifies the Corporation or its transfer agent that such certificate has been lost, stolen, or destroyed and makes an affidavit of that fact acceptable to the Corporation and executes an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate.
5.2.    Sunset Date. Each share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock (a “Mandatory Class A Conversion Event”), without further action by the Corporation or the holder thereof, at 5:00 p.m. Eastern Time (such time of conversion, the “Sunset Date”) on the first date on which shares of Class B Common Stock outstanding on such date represent less than twenty percent (20%) of the number of shares of Class B Common Stock (as adjusted for any reclassification, split, subdivision or combination with respect to the Class B Common Stock) outstanding on the IPO Date after giving effect to the settlement of the exchange agreements (the “Class B Exchange”) entered into in connection with the IPO and pursuant to which certain stockholders of the Corporation exchanged shares of Class A Common Stock for an equal number of shares of Class B Common Stock.
5.3.    Automatic Conversion of Class B Common Stock and Class C Common Stock upon a Transfer. Each share of Class B Common Stock and each share of Class C Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock, without further action by the Corporation or the holder thereof, upon the occurrence of a Transfer (as defined in Section 9 of this Part A of Article V), other than to a Permitted Transferee (as defined in Section 9 of this Part A of Article V), of such share of Class B Common Stock or Class C Common Stock, as applicable.
5.4.    Class C Common Stock Beneficial Ownership Limitation. Notwithstanding anything to the contrary herein, any purported optional conversion of Class C Common Stock pursuant to Subsection 5.1 of this Part A of Article V, and any purported delivery of shares of Class A Common Stock upon such conversion, shall be void ab initio and shall have no effect to the extent (but only to the extent) that such conversion and delivery would result in the beneficial owner of the Class C Common Stock subject to such conversion, taken together with any of its Attribution Parties, becoming the beneficial owner of shares of Class A Common Stock in excess of the Beneficial Ownership Limitation. The provisions of this Subsection 5.4 shall not apply to any automatic conversion of Class C Common Stock to Class A Common Stock upon a Transfer pursuant to Subsection 5.3 of this Part A of Article V.
5.5.    Certificates. Each then-outstanding stock certificate (if shares are in certificated form) that, immediately prior to the occurrence of a Mandatory Class A Conversion Event, represented one or more shares of Class B Common Stock subject to such

Mandatory Class A Conversion Event, shall, upon such Mandatory Class A Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock or Class C Common Stock have been converted into shares of Class A Common Stock as a result of an Optional Class A Conversion Event or Mandatory Class A Conversion Event (any of the foregoing, a “Conversion Event”) and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or Class C Common Stock, if any (or, in the case of any lost, stolen, or destroyed certificate, upon such holder providing an affidavit of that fact acceptable to the Corporation and executing an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate), issue and deliver to such holder (or such other Person specified pursuant to Subsection 5.1 of this Part A of Article V) certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock or Class C Common Stock, as applicable, were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock or Class C Common Stock that is converted pursuant to Subsections 5.1, 5.2, or 5.3 of this Part A of Article V shall thereupon automatically be retired and shall not be available for reissuance.
5.6.    Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (the “Bylaws”), relating to the conversion of the Class B Common Stock into Class A Common Stock and the conversion of the Class C Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Transfer or other Conversion Event giving rise to a conversion of shares of Class B Common Stock or Class C Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation), or that such conversion was null and void as a result of Subsection 5.4 of this Part A of Article V, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock or Class C Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock or Class C Common Stock, as applicable, to the extent not previously converted, shall be automatically, unless otherwise determined by the Corporation, converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation). To the fullest extent permitted by law, a determination by the Corporation as to whether or not a Transfer or other Conversion Event giving rise to a conversion of shares of Class B Common Stock or Class C Common Stock into Class A Common Stock has occurred shall be conclusive and binding. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation) shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.
6.    No Further Issuance. Except for the issuance of shares of Class B Common Stock in the Class B Exchange, in a dividend payable in accordance with Section 2 of this Part A of Article V, or in a reclassification, subdivision or combination in accordance with Section 3 of this Part A of Article V, the Corporation shall not at any time after the Effective Time issue any additional shares of Class B Common Stock.
7.    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock and Class C Common Stock, as applicable, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock, as applicable, into shares of Class A Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock, as applicable, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.
8.    Redemption. The Common Stock is not redeemable at the option of the holder thereof.
9.    Definitions.
“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person (other than the Corporation and any Person that is controlled by the Corporation), including, without limitation, any general partner, officer, director, or manager of such Person and any investment fund, vehicle, managed account or holding company now or hereafter existing that is under common investment management with such Person or its Affiliates, or where such Person or its Affiliate acts as general partner, managing member, discretionary manager or advisor, or in any such similar capacity with respect to such investment fund, vehicle, managed account or holding company.
“Attribution Party” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any other Persons acting, or who could be deemed to be acting, as a Section 13(d) “group” together with such Person or any other Attribution Parties and (iii) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Person’s beneficial ownership or any other Attribution Parties’ beneficial ownership for purposes of Section 13(d) or Section 16 of the Exchange Act.

“beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); “beneficially owns,” “beneficially owned,” and “beneficial ownership” will have corresponding meanings.
“Beneficial Ownership Limitation” means, with respect to any event giving rise to the conversion of shares of Class C Common Stock beneficially owned by a Person, beneficial ownership by such Person, together with its Attribution Parties, of shares of Class A Common Stock in excess of 9.99% of the Corporation’s then-outstanding shares of Class A Common Stock, immediately after giving effect to such conversion of shares of Class C Common Stock. For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by such Person and its Attribution Parties shall include the number of shares of Class A Common Stock issuable upon the conversion of Class C Common Stock with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which would be issuable upon (i) conversion of the remaining, non-converted portion of the shares of Class C Common Stock beneficially owned by such Person or its Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Corporation (including, without limitation, any equity awards, convertible notes, convertible preferred shares or warrants) beneficially owned by such Person or its Attribution Parties, but only to the extent subject to a limitation on conversion or exercise analogous to the limitation contained herein.
“Business Day” shall mean any day, other than a Saturday, Sunday, or a day on which commercial banks in the State of Delaware are authorized or required by law to remain closed.
“Class B Qualified Stockholder” shall mean (i) each of the Employee Class B Holders, (ii) the record holder of a share of Class B Common Stock as of the IPO Date, and after giving effect to the Class B Exchange and (iii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation.
“Class C Qualified Stockholder” shall mean (i) the record holder of a share of Class C Common Stock as of the IPO Date, and after giving effect to the settlement of the exchange agreements entered into in connection with the IPO and pursuant to which certain stockholders of the Corporation exchanged shares of Class A Common Stock for an equal number of shares of Class C Common Stock and (ii) the initial registered holder of any shares of Class C Common Stock that are originally issued by the Corporation.
“control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Securities, by agreement, or otherwise. The terms “controls,” “controlled,” and “controlling” will have corresponding meanings.
“Employee Class B Holders” means each of Adam Edmunds and Chase Harrington.
“Exclusive Voting Control” means, with respect to a share of capital stock or other security, the exclusive power to vote or direct the voting of such security, including by proxy, voting agreement or otherwise. Notwithstanding anything to the contrary in this Certificate of

Incorporation, an Employee Class B Holder shall not be deemed for purposes of this Certificate of Incorporation to cease to retain Exclusive Voting Control over the shares of capital stock or other securities held by a Class B Qualified Stockholder or its Permitted Transferees solely by reason of (a) having entered into a voting agreement with the Company or any Silver Lake Entity or (b) any activity described in (i) through (iii) of the second paragraph of the definition of “Transfer”.
“Family Member” shall mean, with respect to any natural person, the spouse, domestic partner or spousal equivalent, parents, grandparents, lineal descendants, siblings, and lineal descendants of siblings of such natural person. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor. Family member shall further include any of such natural person’s family members as defined in Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”).
“Governmental Authority” shall mean any federal, state, tribal, local, or foreign governmental or quasi-governmental entity or municipality or subdivision thereof or any authority, administrative body, department, commission, board, bureau, agency, court, tribunal or instrumentality, arbitration panel, commission, or similar dispute resolving panel or body, or any applicable self-regulatory organization.
“Initial Silver Lake Stockholders” means each of SLP Emblem Aggregator II, L.P., a Delaware limited partnership, and SLP Emblem Aggregator, L.P., a Delaware limited partnership.
“IPO” means the Corporation’s first firm commitment underwritten public offering of a class of its Common Stock on a national securities exchange pursuant to an effective registration statement under the Securities Act (other than a registration statement relating to the sale of securities to employees of the Corporation pursuant to its stock option, stock purchase, or similar plan).
“IPO Date” means        , 2026.
“Permitted Entity” shall mean
(i)    with respect to a Class B Qualified Stockholder:
(a)    other than for a Class B Qualified Stockholder that is an Employee Class B Holder or is controlled by an Employee Class B Holder, any Person (other than a natural person) that is an Affiliate of a Class B Qualified Stockholder (including, without limitation, for each of the Initial Silver Lake Stockholders, any Silver Lake Entity);
(b)    a Permitted Trust solely for the benefit of (1) a Class B Qualified Stockholder, (2) one or more Family Members of an Employee Class B Holder, and/or (3) any other Permitted Entity of a Class B Qualified Stockholder; provided, for the avoidance of doubt, that to the extent any shares are deemed to be held by the trustee of such a Permitted Trust in the trustee’s capacity as such, such trustee shall be deemed a Permitted Entity;

(c)    a general partnership, limited partnership, limited liability company, corporation, or other entity that is directly or indirectly exclusively owned by a Class B Qualified Stockholder, one or more Family Members of an Employee Class B Holder and/or any other Permitted Entity of a Class B Qualified Stockholder; and
(d)    a revocable living trust, which revocable living trust is itself a Permitted Trust;
provided, however, a Permitted Entity or a Permitted Trust of a Class B Qualified Stockholder that is an Employee Class B Holder or that is controlled by an Employee Class B Holder shall cease to be a Permitted Entity or a Permitted Trust of that Class B Qualified Stockholder as a result of the death of that Employee Class B Holder or as a result of that Employee Class B Holder ceasing to have Exclusive Voting Control over such Permitted Entity; and
(ii)    with respect to a Class C Qualified Stockholder, any Person (other than a natural person) that is an Affiliate of a Class C Qualified Stockholder.
“Permitted Transferee” shall mean:
(i) (a) for a Class B Qualified Stockholder, a Class B Qualified Stockholder or a Permitted Entity of a Class B Qualified Stockholder and (b) for a Class C Qualified Stockholder, a Class C Qualified Stockholder or a Permitted Entity of a Class C Qualified Stockholder; and
(ii) a Person approved by the Board of Directors.
“Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Class B Qualified Stockholder, (ii) a Family Member of an Employee Class B Holder, or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, and bank trust departments.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable law, or any Governmental Authority or any department, agency, or political subdivision thereof.
“Silver Lake Entity” means (i) each of the Initial Silver Lake Stockholders, (ii) any of the Initial Silver Lake Stockholders’ respective Permitted Transferees and any Permitted Transferees thereof and (iii) any Affiliate of any of the foregoing, until such time, in respect only of this clause (iii), as such Person is not an Affiliate of any of the foregoing. For the avoidance of doubt, references to the ownership or beneficial ownership of a Silver Lake Entity of any securities or control of any voting power will be deemed to refer to the ownership (whether of record or book-entry through a brokerage account held in the name of such Silver Lake Entity) or beneficial ownership of such securities or control of such voting power by the Silver Lake Entities collectively and determined pursuant to Rule 13d-3 under the Exchange Act.

“Transfer” of a share of Class B Common Stock or Class C Common Stock shall mean any direct or indirect sale, exchange, redemption, assignment, distribution, encumbrance, hypothecation, gift, pledge, retirement, transfer, conveyance, or other disposition or alienation in any way (whether or not for value and whether voluntarily, involuntarily, or by operation of law), including, without limitation:
(i)    assignments and distributions resulting from death, incompetency, bankruptcy, liquidation, and dissolution;
(ii)    a transfer to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership);
(iii)    the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control (as defined below); and
(iv)    with respect to a Class B Qualified Stockholder that is an Employee Class B Holder or is controlled by an Employee Class B Holder, and any Permitted Entity of such Class B Qualified Stockholder, when such Employee Class B Holder is deceased or ceases to exert Exclusive Voting Control over the shares of Class B Common Stock held by the Class B Qualified Stockholder or a Permitted Entity of such Class B Qualified Stockholder.
Notwithstanding anything to the contrary herein, the term Transfer shall not include the following:
(i)    the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;
(ii)    for stockholders who are holders of Class B Common Stock, entering into or amending a voting trust, agreement, or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, that (a) is disclosed in a Schedule 13D or Schedule 13G filed with the Securities and Exchange Commission or in writing to the Corporation, (b) either has a term not exceeding one (1) year or is terminable by the stockholder, and (c) does not involve the payment of cash, securities, property, or other consideration to the stockholder of the shares subject thereto, other than the mutual promise to vote shares in a designated manner; for the avoidance of doubt, any voting trust, agreement, or arrangement entered into on or prior to the IPO Date shall not constitute a Transfer;
(iii)    entering into a support, voting, tender or similar agreement (with or without granting a proxy) in connection with a transaction representing a change of control of the Corporation or any other proposal, in each case that has been approved by the Board of Directors or consummating the actions or transactions contemplated therein;
(iv)    (a) the pledge of shares of Class B Common Stock or Class C Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or other financing transaction, including, without limitation, any form of margin loan, or (b) a bona fide hedging or other derivative transaction (including without limitation a swap, option or forward transaction (or combination thereof) and any related pledge), in each case, for so long as such stockholder continues to exercise Voting Control over such shares; provided, however, that (x) a foreclosure on such shares or other similar action by the pledgee and (y) the settlement of any hedging or derivative transaction by delivery of shares of Class B Common Stock or Class C Common Stock shall constitute a Transfer;
(v)    entering into a trading plan pursuant to Rule 10b5-1 under the Exchange Act, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock or Class C Common Stock pursuant to such plan shall constitute a Transfer at the time of such sale; and
(vi)    any transfer, issuance, redemption, or other transaction involving equity or other interests in any Silver Lake Entity.
“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement, or otherwise.
“Voting Securities” means the Common Stock (excluding the Class C Common Stock) and any other securities of the Corporation entitled to vote generally in the election of directors of the Corporation. Every reference to a percentage of Voting Securities in this Certificate of Incorporation shall refer to such percentage of the votes of such Voting Securities.
B.    Preferred Stock.
Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased, or acquired by the Corporation may be reissued except as otherwise provided by law.
Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption rights, and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).
ARTICLE VI
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
A.    Classified Board. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of stockholders following the IPO; the initial Class II directors shall serve for a term expiring at the second annual meeting of stockholders following the IPO; and the initial Class III directors shall serve for a term expiring at the third annual meeting of stockholders following the IPO. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the Effective Time, subject to any special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The Board of Directors is authorized to designate members of the Board of Directors already in office as Class I, Class II and Class III effective upon the initial classification of the Board.
B.    General Powers. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
C.    Number of Directors; Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors, the number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.
D.    Designation, Term, and Removal. Subject to the rights of the holders of any series of Preferred Stock to elect directors, each director shall hold office until the expiration of the term of the class to which such director shall have been appointed and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal. No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock to elect directors, at any time when the Silver Lake Entities beneficially own, in the aggregate, at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the

Corporation, the Board of Directors or any individual director may be removed from office, with or without cause by the affirmative vote of the holders of capital stock representing a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class; provided that at any time when the Silver Lake Entities no longer beneficially own, in the aggregate, at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, the Board of Directors or any individual director may be removed from office only for cause and only by the affirmative vote of the holders of capital stock representing at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
E.    Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock to elect directors, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board of Directors that results from the death, resignation, disqualification, or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, and (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock) shall not be filled by the stockholders unless the Board of Directors determines by resolution that any such vacancy or newly created directorship shall be filled by the stockholders. Any director elected to fill a newly created directorship or vacancy in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed, or until his or her earlier death, resignation, disqualification, or removal.
F.    Preferred Stock Directors. Whenever the holders of any series of Preferred Stock issued by the Corporation shall have the right as provided for herein (including any Certificate of Designation), voting separately as a series or separately as a class with one or more such other series, to elect directors, the election, term of office, removal, and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI, during the period when the holders of any series of Preferred Stock issued by the Corporation shall have the right to elect additional directors, the number of directors to be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Part C of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically increased by such number of directors to be elected by the holders of any such series of Preferred Stock and each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification, or removal. Except as otherwise provided in the Certificate of Designation(s) in respect of any series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of this Certificate of Incorporation (including any Certificate of Designation), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification, or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
G.    Vote by Ballot. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
ARTICLE VII
A.    Consent of Stockholders In Lieu of Meeting. Subject to the rights of the holders of any series of Preferred Stock and the last sentence of this Part A of Article VII, at any time when the Silver Lake Entities beneficially own, in the aggregate, at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents, setting forth the action so taken, are (i) signed by the holders of the then-outstanding shares of the relevant class(es) or series of stock of the Corporation representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation then issued and outstanding entitled to vote thereon were present and voted, and (ii) delivered to the Corporation in accordance with applicable law; provided, however, that when stockholders seek to take action by consent in accordance with this Part A of Article VII, such stockholders shall give the Corporation written notice, setting forth in reasonable detail the action proposed to be taken, not less than ten (10) Business Days prior to the delivery of the consents taking such action to the Corporation in accordance with the DGCL. Subject to the rights of the holders of any series of Preferred Stock, at any time when the Silver Lake Entities no longer beneficially own, in the aggregate, at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation, and shall not be taken by consent in lieu of a meeting.
B.    Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called, for any purpose or purposes, at any time, only by or at the direction of (i) the Chairperson of the Board of Directors (if any), (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the whole Board of Directors, or (iv) at any time when the Silver Lake Entities beneficially own, in the aggregate, at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of stockholders from stockholders of record who hold, in the aggregate, at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, and shall not be called by any other Person or Persons.
C.    Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.
ARTICLE VIII
No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal, or elimination of this Article VIII, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, elimination, or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. All references in this Article VIII to a director shall also be deemed to refer to such other Person or Persons, if any, who, pursuant to a provision set forth or incorporated by reference in this Certificate of Incorporation in accordance with Section 141(a) of the DGCL, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by the DGCL.
ARTICLE IX
The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees, and agents and to any Person who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.
ARTICLE X
A.    Corporate Opportunities. In recognition and anticipation that certain directors, principals, members, managers, officers, associated funds, employees and/or other representatives of the Silver Lake Entities (collectively, the “Applicable Parties”) may serve as directors, officers, representatives or agents of the Corporation, and that, directly or indirectly, the Applicable Parties, and/or any members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”), may now engage, may continue to engage or may in the future engage in (i) the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, (ii) transactions, dealings or other matters that may be an investment, corporate, business, strategic or other opportunity or offer a prospective economic or competitive interest, advantage or gain in which the Corporation or any of its Affiliates, directly or indirectly, could have or be deemed to have an interest or expectancy, (iii) business, investments or transactions with any potential or actual customer, partner, supplier or other business relation of the Corporation or any of its Affiliates, (iv) the employment of, or any other affiliation, relationship or engagement with, any officer, employee or other service provider of the Corporation or any of its Affiliates, or (v) business or other transactions or dealings with the Corporation and its Affiliates (each of (i)-(v) above, a “Competitive Opportunity”), the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to such Competitive Opportunities that may involve any Applicable Parties, Non-Employee Directors or their respective Affiliates or their and their Affiliates’ respective directors, principals, members, managers, officers, associated funds, employees and/or other representatives, including any of the foregoing who serve as directors, officers, representatives or agents of the Corporation (each of the foregoing, an “Identified Person”), and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. For the avoidance of doubt, this Part A of Article X is intended to disclaim and renounce, to the fullest extent permitted by applicable law and subject to the provisions of this Part A of Article X, any right of the Corporation or any of its subsidiaries with respect to the matters set forth herein, and this Part A of Article X shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.
1.    To the fullest extent permitted by law, no Identified Person shall have any duty whatsoever to refrain from directly or indirectly (1) participating or otherwise engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage, (2) considering, pursuing or entering into any Competitive Opportunity in which the Corporation or any of its Affiliates, directly or indirectly, could have an interest or expectancy or (3) otherwise competing, directly or indirectly, with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty, or otherwise, solely by reason of the fact that such Identified Person engages in any of the foregoing. To the fullest extent permitted by law, and except as provided in Section 3 of this Part A of Article X, the Corporation hereby renounces, in accordance with Section 122(17) of the DGCL, any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a Competitive Opportunity for an Identified Person and the Corporation or any of its Affiliates. Subject to Section 3 of this Part A of Article X, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a Competitive Opportunity for such Identified Person and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate, present or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and such Identified Person or any of its respective Affiliates may pursue, take or acquire any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. To the fullest extent permitted by law, no such Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty or other duty (contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues, takes or acquires such corporate opportunity for such Identified Person or any of its Affiliates, or offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.

2.    The Corporation and its Affiliates do not have any rights in and to the business ventures of any Identified Person, or the income or profits derived therefrom, and the Corporation agrees that each of the Identified Persons may do business with any potential or actual customer or supplier of the Corporation or may employ or otherwise engage any officer or employee of the Corporation.
3.    Notwithstanding the foregoing, the Corporation does not renounce its interest in any Competitive Opportunity offered to any Identified Person if such Competitive Opportunity is expressly offered to such person solely in such Identified Person’s capacity as a director or officer of the Corporation and not in any other capacity, and the provisions of Section 1 or 2 of this Part A of Article X shall not apply to any such Competitive Opportunity.
4.    In addition to and notwithstanding the foregoing provisions of this Part A of Article X, a corporate, business or other opportunity shall not be deemed to be a potential Competitive Opportunity for the Corporation if it is an opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.
B.    Liability Waiver. To the fullest extent permitted by law, no stockholder and no director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty solely by reason of any activities or omissions of the types referred to in this Article X, except to the extent such actions or omissions are in breach of this Article X.
C.    Amendments to Article X. Any amendment, repeal, or modification of this Article X, or the adoption of any provision of the Certificate of Incorporation inconsistent with this Article X, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification, or adoption.
ARTICLE XI
A.    Section 203 of the DGCL. The Corporation expressly elects not to be governed by Section 203 of the DGCL (or any successor provision thereto) (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation.
B.    Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any Business Combination (as defined below), at any point in time at which any class of Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any Interested Stockholder (as defined below) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:
1.prior to such time, the Board of Directors approved either the Business Combination or the transaction that resulted in the stockholder becoming an Interested Stockholder;

2.upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least eighty-five percent (85%) of the Voting Securities of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Securities outstanding (but not the outstanding Voting Securities owned by the Interested Stockholder) those shares owned by (a) Persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
3.at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent (66 2⁄3%) of the outstanding Voting Securities of the Corporation which is not owned by the Interested Stockholder.
C.    Exceptions to Prohibition on Interested Stockholder Transactions. The restrictions contained in Part B of this Article XI shall not apply if:
1.a stockholder becomes an Interested Stockholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder and (b) would not, at any time, within the three-year period immediately prior to the Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or
2.the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (a) constitutes one of the transactions described in the second sentence of this paragraph, (b) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors, and (c) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required), (y) a sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding capital stock of the Corporation, or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Securities of the Corporation. The Corporation shall give not less than twenty (20) days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this paragraph.
D.    Definitions. For purposes of this Article XI, references to:
1.“associate,” when used to indicate a relationship with any Person, means: (a) any corporation, partnership, unincorporated association, or other entity of which such Person is a director, officer, or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of the voting power thereof; (b) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.
2.“Business Combination,” when used in reference to the Corporation and any Interested Stockholder of the Corporation, means:
(a)    any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (1) with the Interested Stockholder, or (2) with any other corporation, partnership, unincorporated association, or other entity if the merger or consolidation is caused by the Interested Stockholder and, as a result of such merger or consolidation, Part B of this Article XI is not applicable to the surviving entity;
(b)    any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding capital stock of the Corporation;
(c)    any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any capital stock of the Corporation or of such subsidiary to the Interested Stockholder, except: (1) pursuant to the exercise, exchange, or conversion of securities exercisable for, exchangeable for or convertible into capital stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (2) pursuant to a merger under Section 251(g) of the DGCL; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange, or conversion of securities exercisable for, exchangeable for, or convertible into capital stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of capital stock of the Corporation subsequent to the time the Interested Stockholder became such; (4) pursuant to an exchange offer by the Corporation to purchase capital stock made on the same terms to all holders of said capital stock; or (5) any issuance or transfer of capital stock by the Corporation; provided, however, that in no case under clauses (1) through (5) of this paragraph shall there be an increase in the Interested Stockholder’s proportionate share of the capital stock of any class or series of the Corporation or of the Voting Securities of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(d)    any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the capital stock of any class or series, or securities convertible into the capital stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of capital stock not caused, directly or indirectly, by the Interested Stockholder; or
(e)    any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in paragraphs (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
3. “Interested Stockholder” means any Person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (a) is the owner of fifteen percent (15%) or more of the outstanding Voting Securities of the Corporation, or (b) is an Affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Securities of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder; and the Affiliates and associates of such Person; but “Interested Stockholder” shall not include (x) the Silver Lake Entities, or any other Person with whom any Silver Lake Entity is acting as a group or in concert for any purpose, including, without limitation, acquiring, holding, voting, or disposing of shares of Voting Securities of the Corporation; (y) any Person who would otherwise be an Interested Stockholder because of a direct or indirect transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition of five percent (5%) or more of the outstanding Voting Securities of the Corporation (in one transaction or a series of transactions) beneficially owned by any Silver Lake Entity (or any of its Permitted Transferees) to such Person; or (z) any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that in the case of clause (z) such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Securities of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such Person. For the purpose of determining whether a person is an Interested Stockholder, the Voting Securities of the Corporation deemed to be outstanding shall include capital stock deemed to be owned by the Person through application of the definition of “owner” below but shall not include any other unissued capital stock of the Corporation which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.
4. “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a Person that individually or with or through any of its Affiliates or associates:
(a)    beneficially owns such stock, directly or indirectly;
(b)    has (1) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (2) the right to vote such stock pursuant to any agreement, arrangement, or understanding; provided, however, that a Person shall not be deemed the owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons; or
(c)    has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (2) of paragraph (b) above), or disposing of such stock with any other Person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.
ARTICLE XII
A.    Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter, change, adopt, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, at any time when the Silver Lake Entities no longer beneficially own, in the aggregate, at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, the Corporation shall not, without the prior affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, in addition to any other vote required by a nonwaivable provision of the DGCL or this Certificate of Incorporation, amend, alter, change, adopt, or repeal any provision inconsistent with Article V, Part A, Part D and Part E of Article VI, Articles VII, VIII, IX, X, XI, this proviso of this Part A of Article XII or Part B of Article XII.
B.    Amendment of Bylaws. In furtherance and not in limitation of the powers conferred upon it by the DGCL, the Board of Directors shall have the power to amend, alter, change, adopt, or repeal the Bylaws. At any time when the Silver Lake Entities beneficially own, in the aggregate, at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, the stockholders shall have the power to amend, alter, change, adopt, or repeal the Bylaws by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided that at any time when the Silver Lake Entities no longer beneficially own, in the aggregate, at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation, the stockholders may not amend, alter, change, adopt, or repeal the Bylaws unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2⁄3%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
C.    Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal, or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality, and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees, and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
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